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Exhibit 99(a)(1)(E)

Offer to Purchase for Cash

by

ACTIVISION BLIZZARD, INC.

of

Up to 146,500,000 Shares of Its Common Stock
at a Purchase Price of $27.50 Per Share

  THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON WEDNESDAY, AUGUST 13, 2008, UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated July 16, 2008 (the "Offer to Purchase"), the accompanying Letter of Transmittal and other related materials (which together, as each may be amended or supplemented from time to time, constitute the "tender offer") in connection with the offer by Activision Blizzard, Inc., a Delaware corporation ( "Activision Blizzard" or the "Company"), to purchase up to 146.5 million shares of its common stock, par value $0.000001 per share (the "Common Stock"), at a price of $27.50 per share, net to the tendering stockholder in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the tender offer.

        We are the holder of record of shares of Common Stock held for your benefit and account. As such, we are the only ones who can tender your shares of Common Stock pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares held by us for your account.

        Activision Blizzard will pay $27.50 per share, net to the tendering stockholder in cash, less any applicable withholding taxes and without interest, for shares of Common Stock properly tendered and not properly withdrawn pursuant to the tender offer and accepted for purchase, taking into account the number of shares of Common Stock so tendered. Activision Blizzard will purchase all shares of Common Stock properly tendered and not properly withdrawn upon the terms and subject to the conditions set forth in the tender offer, including the provisions relating to proration described in the Offer to Purchase.

        Shares of Common Stock tendered and not purchased because of proration will be returned, at Activision Blizzard's expense, to the stockholders who tendered such shares promptly after the expiration of the tender offer. Activision Blizzard also expressly reserves the right to purchase additional shares, subject to applicable legal requirements and subject to the prior consent of Vivendi S.A. (which consent will not be unreasonably withheld, conditioned or delayed). See Section 1 of the Offer to Purchase.

        As described in the Offer to Purchase, if the number of shares of Common Stock properly tendered and not properly withdrawn prior to the expiration of the tender offer is less than or equal to 146.5 million shares (or such greater number of shares as Activision Blizzard may elect to purchase, subject to applicable law and subject to the prior consent of Vivendi S.A., which consent will not be unreasonably withheld, conditioned or delayed), Activision Blizzard will, upon the terms and subject to the conditions of the tender offer, purchase all shares of Common Stock so tendered at the purchase price.

        We request instructions as to whether you wish us to tender any or all of the shares of Common Stock we hold for your account upon the terms and subject to the conditions of the tender offer.

        Please note carefully the following:

  1.
  The tender offer, the proration period and withdrawal rights expire at 5:00 P.M., New York time, on Wednesday, August 13, 2008, unless the tender offer is extended by Activision Blizzard.

  2.
  The tender offer is not conditioned upon any minimum number of shares of Common Stock being tendered. The tender offer is, however, subject to certain other conditions set forth in the Offer to Purchase. See Section 6 of the Offer to Purchase.

  3.
  The tender offer is for up to 146.5 million shares of Common Stock, constituting approximately 22.3% of Activision Blizzard's issued and outstanding shares as of July 9, 2008.

  4.
  Tendering stockholders who are registered stockholders or who tender their shares of Common Stock directly to Continental Stock Transfer & Trust Company, the Depositary for the tender offer, will not be obligated to pay any brokerage commissions or fees to Activision Blizzard, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company's purchase of shares pursuant to the tender offer.

        If you wish to have us tender any or all of your shares of Common Stock, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of Common Stock, all such shares will be tendered unless otherwise specified on the Instruction Form.

        YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER.

        The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Common Stock in any jurisdiction in which the making of the tender offer or acceptance thereof would violate the laws of such jurisdiction. The Company may, however, at its discretion, take any actions necessary for it to make the tender offer to stockholders in any such jurisdiction.

        The Company's Board of Directors has approved the tender offer. However, neither the Company nor any member of its Board of Directors, the Information Agent or the Depositary makes any recommendation to any stockholder as to whether to tender or refrain from tendering shares of Common Stock. Stockholders must make their own decision as to whether to tender their shares of Common Stock and, if so, how many shares of Common Stock to tender. In doing so, stockholders should read carefully the information in the Offer to Purchase, the accompanying Letter of Transmittal and other related materials, including the Company's reasons for making the tender offer.

1

INSTRUCTION FORM

Offer to Purchase for Cash

by

ACTIVISION BLIZZARD, INC.

of

Up to 146,500,000 Shares of Its Common Stock
at a Purchase Price of $27.50 Per Share

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 16, 2008, the accompanying Letter of Transmittal and other related materials (which together, as each may be amended or supplemented from time to time, constitute the "tender offer"), in connection with the offer by Activision Blizzard, Inc., a Delaware corporation ("Activision Blizzard" or the "Company"), to purchase up to 146.5 million shares of its common stock, par value $0.000001 per share the "Common Stock"), at a price of $27.50 per share, net to the tendering stockholder in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the tender offer.

        The undersigned hereby instruct(s) you to tender to Activision Blizzard the number of shares of Common Stock indicated below or, if no number is indicated, all shares of Common Stock held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the tender offer.

  Number of Shares Being Tendered Hereby:                  Shares*

  *
  Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

        THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE SOLE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF THE TENDERING STOCKHOLDER CHOOSES TO DELIVER THE DOCUMENT BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

SIGN HERE

Signature(s):

Name(s):
(Please Type or Print)

Tax Identification or Social Security No.:
Address(es):

(Include Zip Code)
Telephone Number, including Area Code:

Dated:                                     , 2008

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INSTRUCTION FORM Offer to Purchase for Cash by ACTIVISION BLIZZARD, INC. of Up to 146,500,000 Shares of Its Common Stock at a Purchase Price of $27.50 Per Share
SIGN HERE